Exhibit 10.4

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, this “Security Agreement”) is entered into as of August [  ], 2012 by and among A123 SYSTEMS, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower listed on the signature pages hereto (together with the Borrower, the “Initial Grantors,” and together with any additional Subsidiaries, whether now existing or hereafter formed or acquired which become parties to this Security Agreement from time to time, in accordance with the terms of the Loan Agreement (as defined below), by executing a Supplement hereto in substantially the form of Annex I, the “Grantors”), and WANXIANG AMERICA CORPORATION, in its capacity as collateral agent (the “Agent”) for the Secured Parties.

PRELIMINARY STATEMENT

The Borrower and the Lender are entering into a Loan Agreement dated as of August 15, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  The Borrower and Wanxiang Clean Energy USA Corp. (the “Purchaser”) are entering into a Securities Purchase Agreement dated August 15, 2012 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”).  Each Grantor is entering into this Security Agreement in order to (i) induce the Lender to enter into, and extend credit to the Borrower under, the Loan Agreement, (ii) induce the Purchaser to purchase the Senior Secured Convertible Notes under the Securities Purchase Agreement and (iii) secure the Secured Obligations.

ACCORDINGLY, the Grantors and the Agent, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.          Terms Defined in Loan Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

1.2.          Terms Defined in UCC.  Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3.          Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Account Debtor” means any Person obligated on an Account.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Assigned Contracts” means, collectively, all of the Grantors’ rights and remedies under, and all moneys and claims for money due or to become due to the Grantor under those contracts set forth on Exhibit J hereto, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Grantors now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Choose Michigan Collateral” means all “Collateral,” as such term is defined in that certain Loan Agreement, effective as of August 26, 2009, by and among the Michigan Strategic Fund, a public body corporate and politic within the Department of Treasury of the State of Michigan, and the Borrower, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Closing Date” means the date of the Loan Agreement.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Agent, between the Agent, a Grantor and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

“Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).

“Collection Account” shall have the meaning set forth in Section 7.1(b).

“Commercial Tort Claims” means commercial tort claims, as defined in the UCC of any Grantor, including each commercial tort claim specifically described in Exhibit K.

“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by such Loan Party with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interest in any Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Excluded Deposit Account” means (i) each Deposit Account the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Borrower to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of any of the Loan Parties or (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts, payroll accounts, trust or similar accounts to the extent a grant of a security interest would be unlawful or in violation of any Plan or employee benefit agreement and (iii) other non-concentration accounts containing less than $25,000 individually and in the aggregate for all such other non-concentration accounts.

“Excluded Property” means, collectively, (i) the MA-CEC Collateral, (ii) the Choose Michigan Collateral, (iii) any permit or license or any contractual obligation entered into by any Grantor, (iv) fixed or capital assets owned by any Grantor that are subject to a purchase money Lien or a capital lease, provided, however, that items (i)-(iv) shall only be excluded if the underlying collateral, permit, license or contractual obligation (including any documents providing for such capital lease) (A) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation by such Grantor of a Lien on any right, title or interest in such collateral, permit, license, equipment or contractual obligation or any Equity Interests related thereto or (B) to the extent that any applicable law prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, and (v) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Event of Default” means an event described in Section 5.1.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, negotiable Collateral, and oil, gas, or other minerals before extraction.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect to such licensing arrangements, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches in connection with such licensing arrangements.

“Lock Boxes” shall have the meaning set forth in Section 7.1(a).

“Lock Box Agreements” shall have the meaning set forth in Section 7.1(a).

“MA-CEC Collateral” shall mean all “Senior Collateral,” as such term is defined in that certain Loan and Security Agreement, dated as of October 8, 2010, by and among the Massachusetts Clean Energy Technology Center and the Borrower, as such defined term is in effect on the date hereof without giving effect to any subsequent amendment or other modification thereto.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to:  (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Agent pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” means, collectively, (i) the holders of the “Obligations” under the Loan Agreement and (ii) the holders of the NPA Obligations under the Securities Purchase Agreement.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Agent, among any Loan Party, a securities intermediary or other financial institution holding such Loan Party’s Securities, and the Agent with respect to collection and control of all Securities held in a Securities Account maintained by such Loan Party with such securities intermediary or financial institution.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Agent, a security interest in all of its right, title and interest in, to and under all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”):

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	all Securities Accounts with any securities intermediary or other financial institution;

(xvi)	all Commercial Tort Claims;

(xvii)	all Assigned Contracts;

(xviii)	all other personal property, interests in property and other assets of any type or kind; and

(xix)

all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.  Notwithstanding the foregoing, the Collateral shall exclude all Excluded Property and, for the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the Grantors.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Agent that on the date hereof and on, and as of, each date on which a Loan is made under the Loan Agreement:

3.1.                              Title, Authorization, Perfection and Priority, Type and Jurisdiction of Organization, Organizational and Identification Numbers.  (a) Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full corporate, limited liability company, limited partnership, partnership, as applicable, power and authority to grant to the Agent the security interest in the Collateral pursuant hereto.  The execution and delivery by such Grantor of this Security Agreement have been duly authorized by proper corporate, limited liability company, limited partnership or partnership, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.  When financing statements in the form attached hereto as Exhibit L have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit H, the Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing of a financing statement under the UCC, subject only to Liens permitted under Section 4.1(e).

(b) The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.2.                              Conflicting Laws and Contracts.  Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, or (ii) such Grantor’s charter, articles or certificate of incorporation, partnership agreement or by-laws (or similar constitutive documents), or (iii) the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Agent).

3.3.                              Principal Location.  Such Grantor’s mailing address, which shall be its address for notices and other communications provided for herein and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; such Grantor has no other places of business except those set forth in Exhibit A.

3.4.                              Collateral Locations.  All of such Grantor’s locations where Collateral having an aggregate value in excess of $100,000 is located are listed on Exhibit A.  All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A.

3.5.                              Deposit Accounts.  All of such Grantor’s Deposit Accounts are listed on Exhibit B.

3.6.                              Exact Names, Etc..  Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization.  Such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, changed its jurisdiction of incorporation or formation, as applicable, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7.                              Letter-of-Credit Rights and Chattel Paper.  Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor.  All action by such Grantor necessary or desirable to protect and perfect the Agent’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

3.8.                              Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices.  As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

3.9.                              Securities Accounts.  All of such Grantor’s Securities Accounts are listed on Exhibit G.

3.10.                        Intellectual Property. Such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Exhibit D.  This Security Agreement is effective to create a valid and continuing Lien and, upon filing of the Confirmatory Grant of Security Interest in Copyrights with the United States Patent and Trademark Office, the Confirmatory Grant of Security Interest in Trademarks with the United States Copyright Office and filing of the Confirmatory Grant of Security Interest in Patents with the

United States Patent and Trademark Office and filing of appropriate financing statements in the offices listed on Exhibit H, fully perfected first priority security interests in favor of the Agent on such Grantor’s Patents, Trademarks and Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all action necessary or desirable to protect and perfect the Agent’s Lien on such Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

3.11.                        Filing Requirements.  None of its Equipment (excluding the Excluded Property) is covered by any certificate of title, except for the vehicles described in Part I of Exhibit E.  None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles described in Part II of Exhibit E and (b) Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D.  The legal description, county and street address of each property on which any Fixtures are located is set forth in Exhibit F together with the name and address of the record owner of each such property.

3.12.                        No Financing Statements, Security Agreements.  No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Agent as the secured party and (b) in respect to other Permitted Encumbrances.

3.13.                        Pledged Collateral.

(a)                                  Exhibit G sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor.  Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent hereunder and Permitted Encumbrances.  Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Agent so that the Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary and the Agent pursuant to which the Agent has Control and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)                                 In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c)                                  Except as set forth in Exhibit G, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated each such subsequent Grantor agrees:

4.1.                              General.

(a)                                  Collateral Records.  Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Agent, such reports relating to such Collateral as the Agent shall from time to time request.

(b)                                 Authorization to File Financing Statements; Ratification.  Such Grantor hereby authorizes the Agent to file, and if requested will deliver to the Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor.  Any financing statement filed by the Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Agent promptly upon request.

(c)                                  Further Assurances.  Such Grantor will, if so requested by the Agent, furnish to the Agent, as often as the Agent requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with its Collateral as the Agent may reasonably request, all in such detail as the Agent may specify.  Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d)                                 Disposition of Collateral.  Such Grantor will not sell, lease or otherwise dispose of the Collateral except for dispositions specifically permitted pursuant to Section 6.05 of the Loan Agreement.

(e)                                  Liens.  Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) Liens permitted under the Loan Agreement.

(f)                                    Other Financing Statements.  Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Agent as the secured party, and (ii) in respect of Liens permitted under the Loan

Agreement.  Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement covering all or any portion of the Collateral without the prior written consent of the Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g)                                 Locations. Such Grantor will not (i) maintain any Collateral with an aggregate value in excess of $100,000 owned by it at any location other than those locations listed on Exhibit A, (ii) otherwise change, or add to, such locations without the Agent’s prior written consent as required by the Loan Agreement (and if the Agent gives such consent, such Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by the Loan Agreement), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by the Loan Agreement.

(h)                                 Compliance with Terms.  Such Grantor will perform and comply with all material obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.

4.2.                              Receivables.

(a)                                  Certain Agreements on Receivables.  Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

(b)                                 Collection of Receivables.  Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(c)                                  Delivery of Invoices.  Such Grantor will deliver to the Agent immediately upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Agent shall specify.

(d)                                 Disclosure of Counterclaims on Receivables.  If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable owned by such Grantor, in each case in an amount not less than $25,000, exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable, such Grantor will promptly disclose such fact to the Agent in writing.

(e)                                  Electronic Chattel Paper.  Such Grantor shall take all steps necessary to grant the Agent Control of all electronic chattel paper with an individual value in excess of $25,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3.                              Inventory and Equipment.

(a)                                  Maintenance of Goods.  Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear in respect of the Equipment.

(d)                                 Equipment.  Such Grantor shall promptly inform the Agent of any additions to or deletions from its Equipment which individually exceed $1,000,000.  Such Grantor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien.  Such Grantor will not, without the Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

4.4.                              Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral owned by it (if any then exist), in each case having an individual value in excess of $25,000, (b) hold in trust for the Agent upon receipt and immediately thereafter deliver to the Agent any such Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Agent’s request, deliver to the Agent (and thereafter hold in trust for the Agent upon receipt and immediately deliver to the Agent) any Document evidencing or constituting Collateral and (d) promptly upon the Agent’s request, deliver to the Agent a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral.  Such Grantor hereby authorizes the Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.5.                              Uncertificated Pledged Collateral. Such Grantor will, upon the Agent’s reasonable request from time to time to, cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Agent granted pursuant to this Security Agreement.  With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any Pledged Collateral, to cause the Agent to have and retain Control over such Pledged Collateral.  Without limiting the foregoing, such Grantor will, with respect to Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a Securities Account Control Agreement.

4.6.                              Pledged Collateral.

(a)                                  Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Encumbrances and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity, or (ii) vote any such Pledged Collateral in favor of any of the foregoing, in each case except as permitted under the Loan Agreement.

(b)                                 Issuance of Additional Securities.  Such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.

(c)                                  Registration of Pledged Collateral.  Such Grantor will permit any registerable Pledged Collateral to be registered in the name of the Agent or its nominee at any time at the option of the Agent.

(d)                                 Exercise of Rights in Pledged Collateral.

(i)                                     Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Loan Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Agent in respect of the Pledged Collateral.

(ii)                                  Such Grantor will permit the Agent or its nominee at any time after the occurrence of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii)                               Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Loan Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;  (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and

(iv)                              All Excluded Payments and all other distributions in respect of any Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); provided however, that all Excluded Payments and other distributions in respect of any Pledge Collateral in cash shall be deposited into a Deposit Account subject to a Deposit Account Control Agreement.

4.7.                              Intellectual Property.

(a)                                  Such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Agent of any License held by such Grantor that is material to the operations of its business and to enforce the security interests granted hereunder; provided that at the request of the Agent, such Grantor will use its commercially reasonable efforts to secure consents and approvals necessary or appropriate for the assignment to or benefit of the Agent for each and every License held by such Grantor.

(b)                                 Such Grantor shall notify the Agent promptly if it knows or could reasonably by expected to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c)                                  In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Agent prior written notice thereof, and, upon request of the Agent, such Grantor shall execute and deliver any and all security agreements as the Agent may request to evidence the Agent’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d)                                 Such Grantor shall take all actions necessary or requested by the Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business.

(e)                                  Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.  In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

4.8                                 Commercial Tort Claims.  Such Grantor shall promptly, and in any event within two Business Days after the same is acquired by it, notify the Agent of any commercial tort claim (as defined in the UCC) with a value in excess of $100,000 acquired by it and, unless the Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to Agent a first priority security interest in such commercial tort claim.

4.9.                              Letter-of-Credit Rights.  If such Grantor is or becomes the beneficiary of a letter of credit with a face amount in excess of $100,000, it shall promptly, and in any event within two Business Days after becoming a beneficiary, notify the Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.10 of the Loan Agreement, all in form and substance reasonably satisfactory to the Agent.

4.10.                        Federal, State or Municipal Claims.  Such Grantor will promptly notify the Agent of any Collateral which constitutes a claim in excess of $100,000 against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11.                        No Interference.  Without prejudice to any rights or remedies available to it at law or in equity, such Grantor agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies.

4.12.                        Insurance.  (a)                    In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”).  The amount of flood insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended.

(b)                                 All insurance policies required hereunder or under Section 5.09 of the Loan Agreement shall name the Agent as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Agent.

(c)                                  All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Agent.  If such Grantor fails to obtain any insurance as required by this Section, the Agent may obtain such insurance at the Borrower’s expense.  By purchasing such insurance, the Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.13.                        Collateral Access Agreements.  Such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral with an aggregate value in excess of $100,000 is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Agent.  Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.

4.14.                        Deposit Account Control Agreements.  Such Grantor will provide to the Agent promptly upon the Agent’s request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account (other than any Excluded Deposit Account) of such Grantor as set forth in this Security Agreement.

4.15.                        Change of Name or Location; Change of Fiscal Year.  Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Agent shall have received at least thirty days prior written notice of such change and the Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Agent in any Collateral), provided that, any new location shall be in the continental U.S.  Such Grantor shall not change its fiscal year which currently ends on December 31.

4.16                           Assigned Contracts. Such Grantor will use its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Agent of any Assigned Contract held by such Grantor having an aggregate contract value in excess of $100,000 and to enforce the security interests granted hereunder.  Such Grantor shall fully perform all of its obligations under each of its Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided however, that such Grantor shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of an Assigned Contract.  Without limiting the generality of the foregoing, such Grantor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. Such Grantor shall notify the Agent in writing, promptly after such Grantor becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Agent on all further developments with respect thereto.  Such Grantor shall deposit into a Deposit Account at the Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.10 of the Loan Agreement, all amounts received by such Grantor as indemnification or otherwise pursuant to its Assigned Contracts.  If such Grantor shall fail after the Agent’s demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default then exists, the Agent may directly enforce such right in its own or such Grantor’s name and may enter into such settlements or other agreements with respect thereto as the Agent shall determine.  In any suit, proceeding or action brought by the Agent under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, such Grantor shall indemnify and hold the Agent harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from such Grantor to or in favor of such obligor or its successors.  All such obligations of such Grantor shall be and remain enforceable only against such Grantor and shall not be enforceable against the Agent.  Notwithstanding any provision hereof to the contrary, such Grantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Agent’s exercise of any of their respective rights with respect to the Collateral shall not release such Grantor from any of such duties and obligations.  The Agent shall not be obligated to perform or fulfill any of such Grantor’s duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1.                              Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)                                  Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.

(b)                                 Any Grantor shall fail to observe or perform any of the terms or provisions of Article IV or Article VII.

(c)                                  Any Grantor shall fail to observe or perform any of the terms or provisions of this Security Agreement (other than a breach which constitutes an Event of Default under any other Section of this Article V) and such failure shall continue unremedied for a period of ten days after the earlier of knowledge of such breach or notice thereof from the Agent.

(d)                                 The occurrence of any “Event of Default” under, and as defined in, the Loan Agreement.

(e)                                  Any Equity Interest which is included within the Collateral shall at any time constitute a Security or the issuer of any such Equity Interest shall take any action to have such interests treated as a Security unless, promptly after the date thereof (i) all certificates or other documents constituting such Security have been delivered to the Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

5.2.          Remedies.

(a)           Upon the occurrence of an Event of Default, the Agent may exercise any or all of the following rights and remedies:

(i)            those rights and remedies provided in this Security Agreement, the Loan Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Agent prior to an Event of Default;

(ii)           those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)          give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv)          without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of the Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable; and

(v)           concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof.

(b)           The Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)           The Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Agent, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)           Until the Agent is able to effect a sale, lease, or other disposition of Collateral, the Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Agent’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(e)           Notwithstanding the foregoing, the Agent shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) proceed against the Collateral prior to proceeding against any guarantee of the Secured Obligations, (iii) exhaust its remedies against any Grantor or the Collateral prior to proceeding against another Grantor, (iv) allocate the Secured Obligations in any manner between the Grantors, or (v) effect a public sale of any Collateral.

(f)            The Agent may proceed against any or all Collateral and any one or more Grantors in such order, and for application to such of the obligations, as the Agent in its sole discretion may elect, in each case without regard to any rights of contribution which may exist as among the Grantors.  The rights of the Agent as against any Grantor hereunder shall not be released, diminished, impaired, reduced, dependent upon or affected by, any one or more of the following of (A) any defect in, or invalidity, illegality or unenforceability of the Secured Obligations or the Loan Documents in respect of any other Grantor, or any default or failure to perform on the part of any Grantor, (B) any claim, defense or offset which such Grantor may have as against any other Grantor or the Agent, (C) the bankruptcy, dissolution, liquidation, winding up or termination of any other Grantor, (D) any release of Collateral pledged by any other Grantor hereunder by the Agent; or (E) any other circumstance which might otherwise constitute a defense available to or discharge of a guarantor, surety or pledgor of any type, all of which defenses are hereby waived.

(g)           Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above.  Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.  The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Grantor and the issuer would agree to do so.

5.3.          Grantor’s Obligations Upon Default.  Upon the request of the Agent after the occurrence of a Default, each Grantor will:

(a)           assemble and make available to the Agent the Collateral and all books and records relating thereto at any place or places specified by the Agent, whether at a Grantor’s premises or elsewhere;

(b)           permit the Agent, by the Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c)           prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Agent may request, all in form and substance satisfactory to the Agent, and furnish to the Agent, or cause an issuer of Pledged Collateral to furnish to the Agent, any information regarding the Pledged Collateral in such detail as the Agent may specify;

(d)           take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Agent to consummate a public sale or other disposition of the Pledged Collateral; and

(e)           at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Agent, at any time, and from time to time, promptly upon the Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4.          Grant of Intellectual Property License.  For the purpose of enabling the Agent to exercise the rights and remedies under this Article V at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1.          Account Verification.  The Agent may, at any time after the occurrence of an Event of Default, in the Agent’s own name, in the name of a nominee of the Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2.          Authorization for Agent to Take Certain Action.

(a)           Each Grantor irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are Permitted Encumbrances), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Agent or the Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Agent on demand for any payment made or any expense incurred by the Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Loan Agreement.

(b)           All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Agent, under this Section 6.2 are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers.

6.3.          Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE OF A DEFAULT.

6.4.          Nature of Appointment; Limitation of Duty.  THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR ITS AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS

7.1.          Collection of Receivables.

(a)           Upon the request of the Agent, each Grantor shall (i) execute and deliver to the Agent Deposit Account Control Agreements for each Deposit Account maintained by such Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited (each, a “Collateral Deposit Account”), which Collateral Deposit Accounts are identified as such on

Exhibit B, and (ii) upon the occurrence of an Event of Default, establish lock box service (the “Lock Boxes”) with the bank(s) set forth in Exhibit B, which Lock Boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise reasonably acceptable to the Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account upon receipt of an instruction from the Agent, which instruction may only be delivered after the occurrence of an Event of Default (each, a “Lock Box Agreement”).

(b)           Upon the request of the Agent, after the occurrence of an Event of Default, each Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements.  The Agent shall have sole access to the Lock Boxes at all times and each Grantor shall take all actions necessary to grant the Agent such sole access.  At no time shall any Grantor remove any item from a Lock Box or a Collateral Deposit Account without the Agent’s prior written consent.  If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after the occurrence of an Event of Default and receipt of notice from the Agent, the Agent shall, notwithstanding the language set forth in Section 6.2(b) be entitled to make such notification directly to such Account Debtor. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall receive such payments as the Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account.  All funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Agent (the “Collection Account”). The Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 7.3.

7.2.          Covenant Regarding New Deposit Accounts; Lock Boxes.  Before opening or replacing any Collateral Deposit Account or other Deposit Account (other than an Excluded Deposit Account), or establishing a new Lock Box, each Grantor shall (a) obtain the Agent’s consent in writing to the opening of such Collateral Deposit Account or other Deposit Account or establishing of such Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Collateral Deposit Account or other Deposit Account (other than an Excluded Deposit Account), to enter into a Deposit Account Control Agreement with the Agent in order to give the Agent Control of such Collateral Deposit Account or other Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Agent in order to give the Agent Control of the Lock Box.

7.3.          Application of Proceeds; Deficiency.  All amounts deposited in the Collection Account shall be deemed received by the Agent in accordance with Section 2.10 of the Loan Agreement and shall, after having been credited to the Collection Account, be applied (and allocated) by Agent in accordance with Section 2.10 of the Loan Agreement.  Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.10 of the Loan Agreement unless a court of competent jurisdiction shall otherwise direct.  The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Agent into an account designated by the Borrower. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by the Agent or any Agent to collect such deficiency.

7.4.          Securities Accounts Control Agreements.    Upon the request of the Agent, each Grantor shall execute and deliver to the Agent Securities Account Control Agreements for each Securities Account maintained by such Grantor.  Before opening or replacing any Securities Account, each Grantor shall (a) obtain the Agent’s consent in writing to the opening of such Securities Account, and (b) cause each securities intermediary or financial institution with which it seeks to open such Securities Account, to enter into a Securities Account Control Agreement with the Agent in order to give the Agent Control of such Securities Account.

ARTICLE VIII

GENERAL PROVISIONS

8.1.          Waivers.  Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Agent arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Agent as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.  Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8.2.          Limitation on the Agent’s Duty with Respect to the Collateral.  The Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Agent shall use reasonable care with respect to the Collateral in its possession or under its control.  The Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Agent (i) to fail to incur expenses deemed significant by the Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Agent would be commercially reasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2.  Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

8.3.          Compromises and Collection of Collateral.  The Grantors and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, the Grantor agrees that the Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

8.4.          Secured Party Performance of Debtor Obligations.  Without having any obligation to do so, the Agent may perform or pay any obligation which the Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 8.4.  The Grantors’ obligation to reimburse the Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.5.          Specific Performance of Certain Covenants.  Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Agent, that the Agent has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6.          Dispositions Not Authorized.  No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Agent or other conduct of the Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Agent unless such authorization is in writing signed by the Agent.

8.7.          No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Agent to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Agent and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Agent until the Secured Obligations have been paid in full.

8.8.          Limitation by Law; Severability of Provisions.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part.  Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.9.          Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by the Agent in its discretion), all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.10.        Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Agent and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Agent.  No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent hereunder.

8.11.        Survival of Representations.  All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12.        Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable to any taxing authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any.  The Grantors shall reimburse the Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral).  Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.13.        Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14.        Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Loan Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations (including, without limitation, all payments due or to become due under Section 2.06 of the Loan Agreement but excluding any inchoate indemnity obligations under Section 8.03 of the Loan Agreement) have been indefeasibly paid and performed in full (or with respect to any outstanding Reimbursement Obligations, a cash deposit or at the discretion of the Agent, a back up standby Letter of Credit satisfactory to the Agent has been delivered to the Agent as required by the Loan Agreement) and no commitments of the Agent which would give rise to any Secured Obligations (other than inchoate indemnity obligations under Section 8.03 of the Loan Agreement) are outstanding.

8.15.        Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Grantor and the Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Agent relating to the Collateral.

8.16.        CHOICE OF LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.17.        CONSENT TO JURISDICTION.  EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE AGENT OR ANY AFFILIATE OF THE AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

8.18.        WAIVER OF JURY TRIAL. EACH GRANTOR AND THE AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.19.        Indemnity.  Each Grantor hereby agrees to indemnify the Agent, and its successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent is a party thereto) imposed on, incurred by or asserted against the Agent, or its successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Agent or any Grantor, and any claim for Patent, Trademark or Copyright infringement).

8.20.        Counterparts.  This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.  Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

8.21.        Lien Absolute.  All rights of the Agent hereunder, and all obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of:

(a)           any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(c)           any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d)           the insolvency of any Person; or

(e)           any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantors.

8.22.        Release.  Each Grantor consents and agrees that the Agent may at any time, or from time to time, in its discretion:

(a)           renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

(b)           exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as the Agent may deem proper, and without notice to or further assent from the Grantor, it being hereby agreed that each Grantor shall be and remain bound upon this Security Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations.

ARTICLE IX

NOTICES

9.1.          Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 8.01 of the Loan Agreement; provided that notices to a Grantor shall be sent to such Grantor at its mailing address set forth in Exhibit A hereto.

9.2.          Change in Address for Notices.  Each of the Grantors and the Agent may change the address for service of notice upon it by a notice in writing to the other parties.

(Signature pages follow)

IN WITNESS WHEREOF, the Grantors and the Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

A123 SYSTEMS, INC.

By:
Name:
Title:

A123 SECURITIES CORPORATION
By:
Name:
Title:

A123 KOREA CO., LTD

By:
Name:
Title:

A123 SYSTEMS (CHINA) MATERIALS CO., LTD.

By:
Name:
Title:

A123 SYSTEMS ZHENJIANG CO., LTD.

By:
Name:
Title:

A123 SYSTEMS GMBH

By:
Name:
Title:

A123 SYSTEMS HONG KONG LTD.

By:
Name:
Title:

Signature Page to

Pledge and Security Agreement

Acknowledged and Agreed to:

WANXIANG AMERICA CORPORATION, as Agent

By:
Name:
Title:

Signature Page to

Pledge and Security Agreement

EXHIBIT A

(See Sections 3.2, 3.3, 3.4, 3.9 and 9.1 of Security Agreement)

NOTICE ADDRESS FOR ALL GRANTORS

ATTN:
Facsimile:

INFORMATION AND COLLATERAL LOCATIONS [Insert name of applicable Grantor]

I.              Name of Grantor:

II.            State of Incorporation or Organization:

III.           Type of Entity:

IV.           Organizational Number assigned by State of Incorporation or Organization:

V.            Federal Identification Number:

VI.                                 Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Attention:

VII.          Locations of Collateral:

(a)           Properties Owned by the Grantor:

(b)           Properties Leased by the Grantor (Include Landlord’s Name):

(c)                                  Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

INFORMATION AND COLLATERAL LOCATIONS [Insert name of applicable Grantor]

I.              Name of Grantor:

II.            State of Incorporation or Organization:

III.           Type of Entity:

IV.           Organizational Number assigned by State of Incorporation or Organization:

V.            Federal Identification Number:

VI.                                 Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Attention:

VII.          Locations of Collateral:

(a)           Properties Owned by the Grantor:

(b)           Properties Leased by the Grantor (Include Landlord’s Name):

(c)                                  Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

[NOTE:  ADD ADDITIONAL INFORMATION PAGE FOR EACH GRANTOR]

Signature Page to

Pledge and Security Agreement

EXHIBIT B

(See Sections 3.5 and 7.1 of Security Agreement)

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Check here if Deposit Account is a Collateral Deposit Account	Description of Deposit Account if not a Collateral Deposit Account

LOCK BOXES

Name of Grantor	Name of Institution	Lock Box Number

EXHIBIT C

(See Section 3.7 of Security Agreement)

LETTER OF CREDIT RIGHTS

CHATTEL PAPER

EXHIBIT D

(See Section 3.10 and 3.11 of Security Agreement)

INTELLECTUAL PROPERTY RIGHTS

PATENTS

Name of Grantor	Patent Description	Patent Number	Issue Date

PATENT APPLICATIONS

Name of Grantor	Patent Application	Application Filing Date	Application Serial Number

TRADEMARKS

Name of Grantor	Trademark	Registration Date	Registration Number

TRADEMARK APPLICATIONS

Name of Grantor	Trademark Application	Application Filing Date	Application Serial Number

COPYRIGHTS

Name of Grantor	Copyright	Registration Date	Registration Number

COPYRIGHT APPLICATIONS

Name of Grantor	Copyright Application	Application Filing Date	Application Serial Number

INTELLECTUAL PROPERTY LICENSES

Name of Grantor	Name of Agreement	Date of Agreement	Parties to Agreement

EXHIBIT E

(See Section 3.11 of Security Agreement)

TITLE DOCUMENTS

I.              Vehicles subject to certificates of title:

Name of Grantor	Description	Title Number	State Where Issued

II.            Aircraft/engines/parts, ships, railcars and other vehicles governed by federal statute:

Name of Grantor	Description	Registration Number

EXHIBIT F

(See Section 3.11 of Security Agreement)

FIXTURES

I.              Legal description, county and street address of property on which Fixtures are located (by Grantor):

II.            Name and Address of Record Owner:

EXHIBIT G

(See Section 3.13 of Security Agreement and Definition of “Pledged Collateral”)

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

SECURITIES ACCOUNTS

Name of Grantor	Name of Securities Intermediary	Account Number

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

EXHIBIT H

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

EXHIBIT I

(See Section 4.4 and 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated                                     ,             is delivered pursuant to Section 4.4 of the Security Agreement referred to below.  All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement.  The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct.  The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated                         , between the undersigned, as the Grantors, and Wanxiang America Corporation, as the Agent, ([as amended or modified from time to time prior to the date hereof,] the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in the Security Agreement.

By:
Name:
Title:

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

[EXHIBIT J

(See “Assigned Contracts” Definition)

ASSIGNED CONTRACTS]

EXHIBIT K

COMMERCIAL TORT CLAIMS

EXHIBIT L

FORM OF FINANCING STATEMENT

ANNEX I

To

PLEDGE AND SECURITY AGREEMENT

Reference is hereby made to the Pledge and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of August 16, 2012, made by each of A123 SYSTEMS, INC., a Delaware corporation (the “Borrower”) and the other Subsidiaries of the Borrower listed on the signature pages thereto (together with the Borrower, the “Initial Grantors”, and together with any additional Subsidiaries, including the undersigned, which become parties thereto by executing a Supplement in substantially the form hereof, the “Grantors”), in favor of the Agent.  Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [                        ] [corporation/limited liability company/limited partnership] (the “New Grantor”) agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by the Agreement as if originally a party thereto.  The New Grantor hereby collaterally assigns and pledges to the Agent, and grants to the Agent, a security interest in all of the New Grantor’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Secured Obligations.  For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the New Grantor.

By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Agreement are true and correct in all respects as of the date hereof.  The New Grantor represents and warrants that the supplements to the Exhibits to the Agreement attached hereto are true and correct in all respects and that such supplements set forth all information required to be scheduled under the Agreement with respect to the New Grantor.  The New Grantor shall take all steps necessary and required under the Agreement to perfect, in favor of the Agent, a first-priority security interest in and lien against the New Grantor’s Collateral.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Grantor has executed and delivered this Security Agreement Supplement as of this                             day of                            , 20        .

[NAME OF NEW GRANTOR]

By:
Title: